UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, ProPhase Labs, Inc. (the “Company”) announced that Stuart Hollenshead has been appointed to serve as Chief Operating Officer of the Company, effective on February 17, 2025, to replace Jed Latkin, who as previously reported, stepped down as Chief Operating Officer effective February 14, 2025 to pursue other business opportunities.

Stuart Hollenshead, age 41, is a seasoned C-level executive with over 15 years of experience at the intersection of media, entertainment, e-commerce, marketing, product and technology. Mr. Hollenshead’s expertise spans strategic business planning, P&L management, direct, paid and lifecycle marketing, data analytics, product innovation, and audience development for subscription, e-commerce, and digital platforms.

Mr. Hollenshead worked at Barstool Sports from June 2018 to March 2024, where he rose from EVP of Growth to Chief Operating Officer and Chief Business Officer. During his tenure, Barstool experienced unprecedented expansion across audience, revenue streams, and business lines, culminating in its $600-million acquisition by PENN Entertainment. He led teams across engineering, product development, marketing, data, and business development, spearheading initiatives that redefined media monetization and audience engagement. Currently, Mr. Hollenshead serves as CEO (previously CRO) of 10PM Curfew, one of the largest and fastest-growing female-centric media platforms, with an audience of over 70 million. Under his leadership, 10PM Curfew has become a leader in creating high-impact brand partnerships and delivering exceptional value through innovative content and audience engagement strategies. Mr. Hollenshead’s career is defined by his ability to build, scale, monetize and operate businesses, leveraging a blend of creative vision and analytical precision to drive exceptional results. Mr. Hollenshead received his bachelor’s degree from Bucknell University.

With the repositioning of the Company as a consumer products company, the Company believes that Mr. Hollenshead is well suited as Chief Operating Officer given his extensive experience at world class marketing companies.

On February 14, 2025, Mr. Hollenshead accepted the Company’s Offer and Terms of Employment (the “Hollenshead Offer Letter”), which provides that Mr. Hollenshead’s annual base compensation in connection with his service as Chief Operating Officer of the Company will be $190,000. In addition, as an inducement to his employment as Chief Operating Officer of the Company, the Company granted Mr. Hollenshead stock options (the “Options”) to purchase up to 500,000 shares of the Company’s common stock, with an exercise price of $0.60 per share and will be exercisable for a period of seven years, pursuant to an inducement option award agreement (the “Inducement Agreement”) to be entered into between the Company and Mr. Hollenshead. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The Options will vest over a three-year period, with 25% of the Options vested at the time of grant and the remainder of the Options vesting ratably on each of the first three anniversaries of the commencement date of his employment and subject to continued service on each vesting date. Mr. Hollenshead will be eligible for an annual discretionary bonus based on both the performance of the Company and of Mr. Hollenshead, individually. Mr. Hollenshead will also be eligible to participate in any and all benefit plans of the Company that are made generally available to similarly-situated employees of the Company.

In connection with Mr. Hollenshead’s appointment as Chief Operating Officer the Company, Mr. Hollenshead will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2009 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Hollenshead for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as principal accounting officer.

There are no family relationships between Mr. Hollenshead and any of the officers or directors of the Company, and there are no related party transactions with Mr. Hollenshead that are reportable under Item 404(a) of Regulation S-K.

The foregoing summary of the Hollenshead Offer Letter and Inducement Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Hollenshead Offer Letter and Inducement Agreement, which are included as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release dated February 18, 2025, relating to the announcement described in Item 5.02, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1*	Hollenshead Offer Letter, dated as of February 14, 2025, by and between ProPhase Labs, Inc. and Stuart Hollenshead

10.2	Inducement Option Award Agreement, effective as of February 17, 2025, by and between ProPhase Labs, Inc. and Stuart Hollenshead

99.1	Press Release dated February 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(6) promulgated under the Exchange Act. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: February 21, 2025